Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

First Bancorp Employees’ 401(k) Savings Plan
Southern Pines, North Carolina
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File 333-197114) of First Bancorp of our report dated June 24, 2022, relating to the financial statements and supplemental schedule of First Bancorp Employees’ 401(k) Savings Plan which appear in this Form 11-K for the year ended December 31, 2021.

/s/ BDO USA, LLP

Raleigh, North Carolina

June 24, 2022